Exhibit 99.1

Investors and Shareholders:

Walt Amaral

SiRF Technology Holdings, Inc.

(408) 392-8437

wamaral@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Record Financial Results for Third Quarter 2005

SAN JOSE, Calif.— October 25, 2005/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported financial results for its third quarter ended September 30, 2005.

Net revenue in the third quarter of fiscal 2005 was $48.3 million, an increase of 56 percent from $31.0 million reported in the third quarter of 2004. Net revenue in the first nine months of fiscal 2005 was $110.8 million, an increase of 23 percent from $89.8 million in the prior year period. Gross margin in the third quarter and first nine months of fiscal 2005 was 55.6 percent and 55.8 percent, respectively, as compared to 56.2 percent and 56.4 percent in the corresponding prior year periods.

Net income for the third quarter of fiscal 2005 was $14.3 million, or $0.26 per diluted share, on 54.5 million weighted average shares outstanding. This compares with net income of $5.0 million, or $0.10 per diluted share, on 50.8 million weighted average shares outstanding in the third quarter of fiscal 2004. Net income for the first nine months of fiscal 2005 was $19.8 million, or $0.38 per diluted share, on 52.8 million weighted average shares outstanding. This compares with net income of $13.6 million, or $0.29 per diluted share, on 47.2 million weighted average shares outstanding in the first nine months of fiscal 2004.

SiRF reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the pre-tax effect of amortization of stock compensation expense, amortization of acquisition-related intangibles, in-process research and development, tax benefit from research and development tax credits and a reversal of a litigation settlement obligation. Non-GAAP net income for the third quarter of 2005 was $13.5 million, or $0.25 per diluted share, as compared to non-GAAP net income of $7.5 million, or $0.15 per diluted share, for the third quarter of 2004. Non-GAAP net income for the third quarter of 2005 excludes $2.1 million in stock compensation expense, $1.6 million in amortization of acquisition-related intangibles, tax benefit from research and development tax credits of $3.2 million and a reversal of a litigation settlement obligation of $1.2 million. Non-GAAP net income for the third quarter of 2004 excludes $1.4 million in stock compensation expense and $1.2 million in amortization of acquisition-related intangibles. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the third quarter of fiscal 2005 were 54.5 million, compared with 50.8 million for the third quarter of 2004.

Non-GAAP net income for the first nine months of fiscal 2005 was $24.3 million, or $0.46 per diluted share, as compared to non-GAAP net income of $22.1 million, or $0.47 per diluted share, for the first nine months of fiscal 2004. Non-GAAP net income for the first nine months of fiscal 2005 excludes $4.1 million in stock compensation expense, $4.0 million in amortization of acquisition-related intangibles, $760,000 of acquired in-process research and development, tax benefit from research and development tax credits of $3.2 million and a reversal of a litigation settlement obligation of $1.2 million. Non-GAAP net income for the first nine months of fiscal 2004 excludes $5.0 million in stock compensation expense and $3.5 million in amortization of acquisition-related intangibles. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first nine months of fiscal 2005 were 52.8 million, compared with 47.2 million weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first nine months of fiscal 2004.

Total cash, cash equivalents and short-term investments were $101 million at September 30, 2005 and December 31, 2004. Long-term investments were $22 million at September 30, 2005, compared with $44 million at December 31, 2004.

“This has been a very strong quarter for SiRF. We are reporting record revenue and record EPS on what we believe is a rapidly growing and sustained demand for GPS-enabled location products driven by our market leading GPS technology”, said Mr. Michael Canning, President and CEO. “I am also very pleased to note that during this quarter we added Garmin to our long and growing list of prestigious customers and end-customers.”

Quarterly conference call details

SiRF will host a conference call on Tuesday, October 25, 2005, at approximately 4:30 PM EDT/1:30 PM PDT to discuss third quarter fiscal 2005 results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http:www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the website for twelve months.

To listen to the call, please dial (800)540-0559 (domestic) or (785)832-1508 (international) approximately 10 minutes prior to the start time. The pass code is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. To access the replay, dial (800)753-5212.

About SiRF Technology Holdings, Inc.

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as asset tracking devices and fleet management systems. SiRF markets and sells its products in four target platforms: automotive, consumer electronics, mobile computing, and wireless devices. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. These adjustments to SiRF’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the company’s marketplace performance. The non-GAAP results are an indication of SiRF’s baseline performance before stock compensation expense, amortization of acquisition-related intangibles, in-process research and development, tax benefit from research and development tax credits and a reversal of a litigation settlement obligation that are considered by management to be outside of the company’s business operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to statements regarding the rapidly growing and sustained demand for GPS-enabled location products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “plans,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, we may not realize the anticipated benefits of having Garmin as a customer, our market leadership and competitive position, our ability to continue to be a preferred supplier to Motorola, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, market demand for and acceptance of our current and future products and those of our customers, the semiconductor industry, international operations, our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenue:
Product revenue	$45,077	$28,623	$102,620	$79,547
License royalty revenue	3,259	2,401	8,157	10,285

Net revenue	48,336	31,024	110,777	89,832
Cost of revenue:
Cost of product revenue (a)	21,470	13,586	48,958	39,175

Gross profit	26,866	17,438	61,819	50,657
Operating expenses:
Research and development(b)	11,089	6,175	25,894	17,990
Sales and marketing(b)	3,556	3,029	10,098	9,086
General and administrative(b)	3,124	2,315	8,558	6,470
Amortization of acquisition-related intangibles	1,595	1,158	4,034	3,474
In-process research and development	—	—	760	—

Total operating expenses	19,364	12,677	49,344	37,020

Operating income	7,502	4,761	12,475	13,637
Other income, net	2,175	484	3,928	719

Net income before (benefit from) provision for income taxes	9,677	5,245	16,403	14,356
(Benefit from) provision for income taxes	(4,607)	273	(3,405)	729

Net income	$14,284	$4,972	$19,808	$13,627

Net income per share:
Basic	$0.29	$0.11	$0.41	$0.45

Diluted	$0.26	$0.10	$0.38	$0.29

Weighted average number of shares used in per share calculations
Basic	48,750	45,640	47,925	29,995

Diluted	54,469	50,846	52,787	47,247

(a) Cost of product revenue includes:
Stock compensation expense	$60	$132	$187	$582

(b) Operating expenses include the following stock compensation expense:
Research and development	1,373	543	2,617	1,925
Sales and marketing	262	384	583	1,279
General and administrative	372	306	713	1,164

	$2,007	$1,233	$3,913	$4,368

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
GAAP net income	$14,284	$4,972	$19,808	$13,627
Amortization of acquisition-related intangibles	1,595	1,158	4,034	3,474
Stock compensation expense	2,067	1,365	4,100	4,950
In-process research and development	—	—	760	—
Research and development tax credit	(3,240)	—	(3,240)	—
Reversal of litigation settlement obligation	(1,208)	—	(1,208)	—

Non-GAAP net income	$13,498	$7,495	$24,254	$22,051

Weighted average number of shares used in non-GAAP diluted per share calculations	54,469	50,846	52,787	47,247
Non-GAAP diluted net income per share	$0.25	$0.15	$0.46	$0.47

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2005 (Unaudited)	December 31, 2004 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$70,559	$86,462
Marketable securities	30,940	14,842
Accounts receivable, net	19,456	9,768
Inventories	16,971	7,982
Deferred tax assets	18,800	14,986
Prepaid expenses and other current assets	4,779	1,719

Total current assets	161,505	135,759
Long-term investments	21,774	43,760
Property and equipment, net	8,893	5,484
Goodwill	48,115	28,052
Identified intangible assets, net	26,414	15,182
Other long-term assets	247	246

Total assets	$266,948	$228,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,014	$7,418
Accrued payroll and related benefits	4,692	3,444
Income taxes payable	2	26
Other accrued liabilities	2,199	1,554
Deferred margin on shipments to distributors	1,054	419
Advance contract billings	580	590
Deferred revenue	148	—
Current portion of long-term obligations	20	673

Total current liabilities	22,709	14,124
Long-term deferred tax liability	916	781
Long-term obligations	487	1,771

Total liabilities	24,112	16,676

Commitments and Contingencies
Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	293,856	275,309
Deferred stock-based compensation	(9,807)	(2,734)
Accumulated other comprehensive loss	(376)	(123)
Accumulated deficit	(40,842)	(60,650)

Total stockholders’ equity	242,836	211,807

Total liabilities and stockholders’ equity	$266,948	$228,483

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2004.